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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-89429 of Nextel Communications, Inc. on Form S-3 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
McLean, Virginia
October 27, 1999